Exhibit 99.1

OLB Group Announces Year End Results and Provides Company Update

Revenue for the year ended December 31, 2020 of $ 9.766 Million Reported

March 30, 2021 09:30 AM Eastern Daylight Time

NEW YORK--The OLB Group, Inc. ("OLB," “we,” “us,” “our,” or the "Company"), (NASDAQ: OLB), a provider of cloud-based, omni-commerce and payment acceptance solutions for small and mid-size merchants,, through its subsidiaries, which develops and markets a suite of products in the merchant services and payment facilitator verticals, has announced financial results for the year ended December 31, 2020.

OLB Group’s services are offered through three wholly-owned subsidiaries, eVance, Inc., Omnisoft.io, Inc., and CrowdPay.us, Inc. The Company’s wide-ranging product offerings include electronic payment processing, cloud-based multi-channel commerce platform solutions for small to medium sized businesses and crowd funding services. The Company is focused on providing these integrated business solutions to merchants throughout the United States. An overview of the December 31, 2020 year-end results are below.

Key Highlights for 2020 and Subsequent Event

•	Acquisition of DoubleBeam portfolio of merchants
•	Up-listed to NASDAQ Capital Markets and raised gross proceeds of approximately $6.4 Million in Capital
•	Initiated implementation accepting merchants to accept crypto currency payments through our Payment gateway--Secure Pay-- and expanding contactless Point of Sale Options
•	Debt free due to early loan payoff of $7.4 million in March 2021 to eliminate interest expense and ongoing debt service
•	Accepting ACH, Apple Pay ® and Android Pay ®
•	Implementation of our Proprietary Merchant Boarding and CRM System
•	Rolling out our Omni Commerce applications to current merchants and onboarding merchants

Highlights of our financial results for the year ended December 31, 2020 are as follows:

For the Year Ended December 31, 2020
Total revenue	$9,766,621
Total operating expenses	$10,501,326
Loss from operations	$(734,705)
Total other expense	$(1,042,022)
Net Loss	$(1,776,727)

Amortization and depreciation expense	$861,269
Interest expense	$1,043,933
EBITDA	$128,475
Stock Based Compensation expenses	$502,105
Adjusted EBITDA	$630,580

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, Net Loss before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA, as defined in Regulation G. The Company reports its financial results in compliance with GAAP, but also provides additional non-GAAP measures of its operating results. The Company defines EBITDA as net loss, before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, as defined above, adding back non-cash stock option costs and certain non-recurring items, such as costs incurred with completing acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management believes the use of EBITDA and adjusted EBITDA is appropriate to enhance the understanding by the Company’s investors of its historical performance through use of a metric that seeks to normalize earnings.

To see a complete version of our Annual Report on Form 10-K please click on the following link: https://www.sec.gov/Archives/edgar/data/0001314196/000121390021018415/f10k2020_olbgroup.htm

About The OLB Group, Inc.

For more information about The OLB Group, please visit www.olb.com or www.olb.com/investors-data .

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press Releases and Industry Updates by e-mailing investorrelations@OLB.com .

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption "Risk Factors" in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

About The OLB Group, Inc.

The OLB Group, Inc. is a payment facilitator and commerce service provider that delivers cloud-based merchant services for web-based and brick-and-mortar organizations. OLB provides a seamless, end-to-end digital commerce solution that includes site creation, hosting, transaction processing and payment gateway, order fulfillment, customer service, outbound marketing, sales reporting, and fundraising. With services from private label shopping sites designed to maintain the unique look or feel of the merchant website, to order fulfillment and customer service, OLB remains invisible to the user and promotes the merchant’s brand with market-leading technology and solutions. For more information about solutions, services, or to find a reseller, please visit www.olb.com . Investor information is available at www.olb.com/investors-data

Contacts

Investors & Analysts Contact:
The OLB Group - Investor Relations
Rick Lutz
InvestorRelations@olb.com
(212) 278-0900 EXT: 333